Exhibit 99.1

GRUBHUB REPORTS RECORD FIRST QUARTER RESULTS

GrubHub generates 51% percent revenue growth in the first quarter

Chicago, IL – April 29, 2015 – GrubHub Inc. (NYSE: GRUB), the leading takeout marketplace, today announced financial results for the quarter ended March 31, 2015.

"Positive seasonal tailwinds and good organic growth propelled GrubHub to record top line and bottom line results in the first quarter,” commented Matt Maloney, CEO. “We continue to broaden and deepen our reach, with 5.6 million diners generating more than 21 million orders for our 35,000 restaurant partners in the first three months of the year. Due to our strong growth in diners, Daily Average Grubs grew 30 percent compared to the first quarter last year."

First Quarter 2015 Highlights

The following results reflect the financial performance and key operating metrics of our business for the three months ended March 31, 2015 as compared to the same period in 2014.

First Quarter Financial Highlights

•	Revenues: $88.2 million, a 51% year-over-year increase from $58.6 million in the first quarter of 2014.
•	Non-GAAP Adjusted EBITDA: $28.3 million, a 72% year-over-year increase from $16.4 million in the first quarter of 2014.
•	Net Income: $10.6 million, a 143% year-over-year increase from $4.4 million in the first quarter of 2014.

First Quarter Key Business Metrics Highlights

•	Active Diners were 5.60 million, a 46% year-over-year increase from 3.85 million Active Diners in the first quarter of 2014.
•	Daily Average Grubs were 234,700, a 30% year-over-year increase from 181,200 Daily Average Grubs in the first quarter of 2014.
•	Gross Food Sales were $590 million, a 36% year-over-year increase from $433 million processed in the first quarter of 2014.

“As previously announced, in addition to the DiningIn acquisition we closed in early February, we completed our acquisition of Restaurants on the Run later in the month and continue to be excited about providing delivery as part of an integrated suite of products for our independent restaurant partners,” noted Maloney. “We believe that by providing the last mile, we can improve the diner experience, increase the total market and potentially lower the cost of delivery by leveraging our unequaled scale.”

Second Quarter and Full Year 2015 Guidance

Based on information available as of April 29, 2015, the company is providing the following financial guidance for the second quarter and full year of 2015:

	Second Quarter 2015	Full Year 2015
(in millions)
Expected revenue range	$83.5 - $85.5	$346 - $361
Expected Adjusted EBITDA range	$23.0 - $25.0	$101 - $109

First Quarter 2015 Financial Results Conference Call: GrubHub will webcast a conference call today at 9 a.m. CT to discuss the first quarter 2015 financial results. The webcast can be accessed on the GrubHub Investor Relations website at http://investors.grubhub.com, along with the company's earnings press release and financial tables. A replay of the webcast will be available at the same website until May 5th, 2015.

About GrubHub

GrubHub (NYSE: GRUB) is one of the nation's largest portfolios of online and mobile takeout food ordering and delivery services. Connecting diners to more than 35,000 restaurants in more than 900 U.S. cities and London, the company’s platforms and services strive to make takeout better through innovative restaurant technology, easy-to-use platforms and an improved delivery experience. The GrubHub Inc. portfolio of brands includes GrubHub, Seamless, AllMenus, MenuPages, Restaurants on the Run and DiningIn.

Use of Forward Looking Statements:

This press release contains forward-looking statements regarding our management's future expectations, beliefs, intentions, goals, strategies, plans and prospects, including the expected financial performance of GrubHub following its recent acquisitions. Such statements constitute “forward-looking” statements, which are subject to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties and assumptions that could cause actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, but are not limited to, the matters set forth in the filings that we make with the Securities and Exchange Commission from time to time, including those set forth in the section entitled “Risk Factors” in our Annual Report on Form 10-K filed on March 5, 2015, which are on file with the SEC and are available on the Investor Relations section of our website at http://investors.grubhub.com/. Additional information will be set forth in our Quarterly Report on Form 10-Q that will be filed for the quarter ended March 31, 2015, which should be read in conjunction with these financial results. Please also note that forward-looking statements represent our management's beliefs and assumptions only as of the date of this press release. Except as required by law, we assume no obligation to publicly update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information, becomes available in the future.

Use of Non-GAAP Financial Measures

Adjusted EBITDA is a financial measure that is not calculated in accordance with accounting principles generally accepted in the United States, or GAAP.

We define Adjusted EBITDA as net income adjusted to exclude merger and restructuring costs, income taxes, depreciation and amortization and stock-based compensation expense. We use Adjusted EBITDA as a key performance measure because we believe it facilitates operating performance comparisons from period to period by excluding potential differences primarily caused by variations in capital structures, tax positions, the impact of acquisitions and restructuring, the impact of depreciation and amortization expense on our fixed assets and the impact of stock-based compensation expense. Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to performance measures derived in accordance with GAAP.

See “Schedule of Non-GAAP Adjusted EBITDA Reconciliation” below for a reconciliation of net income to Adjusted EBITDA.

Contacts: Anan Kashyap Corporate Finance & Investor Relations ir@grubhub.com	Abby Hunt Press press@grubhub.com

GRUBHUB INC.

CONDENSED STATEMENTS OF OPERATIONS – UNAUDITED

(in thousands, except per share data)

	Three Months Ended March 31,
	2015	2014
Revenues	$88,249	$58,613
Costs and expenses:
Sales and marketing	24,107	16,117
Operations and support	22,701	15,107
Technology (exclusive of amortization)	7,666	5,347
General and administrative	9,101	8,324
Depreciation and amortization	6,249	5,515
Total costs and expenses	69,824	50,410
Income before provision for income taxes	18,425	8,203
Provision for income taxes	7,855	3,850
Net income attributable to common stockholders	$10,570	$4,353
Net income per share attributable to common stockholders:
Basic	$0.13	$0.08
Diluted	$0.12	$0.06
Weighted average shares used to compute net income per share attributable to common stockholders:
Basic	82,783	55,210
Diluted	85,098	77,365

KEY OPERATING METRICS

	Three Months Ended March 31,
	2015	2014
Active Diners (000s)	5,604	3,851
Daily Average Grubs	234,700	181,200
Gross Food Sales (millions)	$589.9	$433.0

GRUBHUB INC.
CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED
(in thousands, except share data)

	March 31, 2015	December 31, 2014
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$188,155	$201,796
Short term investments	110,069	111,341
Accounts receivable, less allowances for doubtful accounts	49,614	36,127
Deferred taxes, current	792	825
Prepaid expenses	2,915	2,940
Total current assets	351,545	353,029
PROPERTY AND EQUIPMENT:
Property and equipment, net of depreciation and amortization	16,102	16,003
OTHER ASSETS:
Other assets	3,507	3,543
Goodwill	387,385	352,788
Acquired intangible assets, net of amortization	289,495	254,339
Total other assets	680,387	610,670
TOTAL ASSETS	$1,048,034	$979,702
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Restaurant food liability	$115,892	$91,575
Accounts payable	4,060	3,371
Accrued payroll	3,695	5,958
Taxes payable	707	1,660
Other accruals	12,211	8,441
Total current liabilities	136,565	111,005
LONG TERM LIABILITIES:
Deferred taxes, non-current	93,430	92,244
Other accruals	5,826	5,931
Total long term liabilities	99,256	98,175
Commitments and Contingencies
STOCKHOLDERS’ EQUITY:
Common stock, $0.0001 par value	8	8
Accumulated other comprehensive loss	(555)	(262)
Additional paid-in capital	721,366	689,953
Retained earnings	91,394	80,823
Total Stockholders’ Equity	$812,213	$770,522
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,048,034	$979,702

GRUBHUB INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(in thousands)

	Three Months Ended March 31,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$10,570	$4,353
Adjustments to reconcile net income to net cash from operating activities:
Depreciation	1,215	1,168
Provision for doubtful accounts	93	361
Deferred taxes	1,219	3,208
Intangible asset amortization	5,034	4,347
Tenant allowance amortization	(40)	(40)
Stock-based compensation	3,007	2,403
Deferred rent	(1)	(21)
Investment premium amortization	280	—
Change in assets and liabilities, net of the effects of business acquisitions:
Accounts receivable	(11,862)	(10,994)
Prepaid expenses and other assets	255	626
Restaurant food liability	24,376	18,678
Accounts payable	(1,826)	(56)
Accrued payroll	(3,146)	943
Other accruals	1,248	2,860
Net cash provided by operating activities	30,422	27,836
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of investments	(37,068)	—
Proceeds from maturity of investments	38,060	—
Capitalized website and development costs	(1,213)	(449)
Purchases of property and equipment	(441)	(1,776)
Acquisitions of businesses, net of cash acquired	(55,506)	—
Net cash used in investing activities	(56,168)	(2,225)
CASH FLOWS FROM FINANCING ACTIVITIES
Repurchases of common stock	—	(116)
Proceeds from exercise of stock options	5,823	1,036
Excess tax benefit related to stock-based compensation	6,492	—
Taxes paid related to net settlement of stock-based compensation awards	—	(362)
Net cash provided by financing activities	12,315	558
Net change in cash and cash equivalents	(13,431)	26,169
Effect of exchange rates on cash	(210)	49
Cash and cash equivalents at beginning of year	201,796	86,542
Cash and cash equivalents at end of the period	$188,155	$112,760
SUPPLEMENTAL DISCLOSURE OF NON CASH ITEMS
Fair value of common stock issued for acquisitions	15,980	—
Cash paid for income taxes	—	395

NON-GAAP ADJUSTED EBITDA RECONCILATION

	Three Months Ended March 31,
	2015	2014
	(in thousands)
Net income	$10,570	$4,353
Income taxes	7,855	3,850
Depreciation and amortization	6,249	5,515
EBITDA	24,674	13,718
Acquisition and restructuring costs	569	285
Stock-based compensation	3,007	2,403
Adjusted EBITDA	$28,250	$16,406